December 29, 2011

Alpine Series Trust
2500 Westchester Avenue, Suite 215
Purchase, New York 10577

RE:	Alpine Dynamic Balance Fund
Alpine Dynamic Financial Services Fund
Alpine Dynamic Innovators Fund
Alpine Dynamic Dividend Fund
Alpine Accelerating Dividend Fund
Alpine Dynamic Transformations Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Alpine Series Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals, conformed copies, or copies of the following:

(a)
The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 5, 2001, as amended by the Certificate of Amendment of the Certificate of Trust of the Trust, as filed with the office of the Secretary of State on October 14, 2011 (as amended, the “Certificate of Trust”);

(b)
The Declaration of Trust of the Trust, dated  as of June 4, 2001 and effective as of June 5, 2001, made by the Trustees named therein, as amended by the Establishment and Designation of Series and Classes and Amendment to the Declaration of Trust, dated as of September 27, 2011 (as amended, the “Trust Instrument”), executed by a majority of the Trustees of the Trust;

Alpine Series Trust
December 29, 2011

(c)
Post-Effective Amendment No. 30 (the “Amendment”), to be filed with the Securities and Exchange Commission (the “SEC”), to the Trust’s Registration Statement on Form N-1A (File No. 333-75786), to be filed with the SEC on December 29, 2011 (as amended by the Amendment, the “Registration Statement”);

(d)
The By-Laws of the Trust in effect on the date the Resolutions (as defined below) and in effect on the date hereof, adopted and approved by the Board of Trustees of the Trust (the “Board”) on June 4, 2001 (the “By-Laws”);

(e)
Copies of certain resolutions (the “Resolutions”) adopted by the Board at a meeting on September 27, 2011 with respect to those certain series of the Trust identified on Schedule A hereto (each a “Fund” and collectively, the “Funds”) and the issuance of certain shares of beneficial interest in such Funds (each, a “Share,” and collectively, the “Shares”);

(f)	A certificate of an officer of the Trust with respect to certain matters, dated December 29, 2011; and

(g)	A Certificate of Good Standing for the Trust, dated December 28, 2011, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms (including the conformity of any conformed signatures thereto), and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-Laws and the Certificate of Trust are in full force and effect and

Alpine Series Trust
December 29, 2011

have not been and will not be amended, other than the amendment of the Trust Instrument by instruments relating to the establishment and designation of a Fund as provided in Article III Section 6 of the Trust Instrument, provided that we have assumed that any such instrument has not amended any provision of the Trust Instrument except to establish and designate Funds and set forth the relative rights and preferences of the Shares of such Funds, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (viii) the establishment and designation of each Fund by the execution by a majority of the Trustees of the Trust of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Fund in accordance with the Trust Instrument and the By-Laws, and (ix) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied.  We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.           The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.           The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and, non-assessable beneficial interests in the Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under

Alpine Series Trust
December 29, 2011

Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RJF/CYG

SCHEDULE A

FUNDS1

Alpine Dynamic Balance Fund

Alpine Dynamic Financial Services Fund

Alpine Dynamic Innovators Fund

Alpine Dynamic Dividend Fund

Alpine Accelerating Dividend Fund

Alpine Dynamic Transformations Fund

1 Pursuant to the Prospectus, effective January 3, 2012, the names of  these Funds will be changing as follows:  the Alpine Dynamic Balance Fund will be known as the Alpine Foundation Fund, the Alpine Dynamic Financial Services Fund will be known as the Alpine Financial Services Fund, the Alpine Dynamic Innovators Fund will be known as the Alpine Innovators Fund, and the Alpine Dynamic Transformations Fund will be known as the Alpine Transformations Fund.